Exhibit 10.3
Consulting Agreement
This Consulting Agreement (the “Agreement”), effective as of October 16, 2025 (the “Effective Date”), sets forth the terms and conditions established between Geron Corporation (“Geron”), with a place of business at
3 Sylvan Way, Suite 202, Parsippany, New Jersey 07054; and Andrew J. Grethlein, residing at 628 Johnstone Lane
B865, Barnard, Vermont 05031 (“Consultant”) with respect to consulting services to be provided by Consultant to
Geron. This Agreement supersedes all other understandings, oral or written, between Geron and Consultant with regard to Consultant’s services.
1. Services.
a)Scope. Consultant will provide advice and consultation with respect to company operations and strategy, including manufacturing, CMC, supply chain, quality, technical operations and other services as mutually agreed from time to time (the “Services”), as requested by Geron. Consultant shall work under the direction of the
Chief Executive Officer of Geron and shall have no management, supervisory or decision-making authority.
b)Standard of Care. Consultant agrees to utilize Consultant’s reasonable best efforts and expertise to perform the Services. Consultant may not subcontract or otherwise delegate Consultant’s obligations under this
Agreement without Geron’s prior written consent. Consultant will comply with all laws, regulations, and ordinances applicable to Consultant’s performance of the Services and Consultant’s other obligations under this
Agreement and has obtained (or before performing the Services will obtain) all governmental permits and licenses required for Consultant to perform the Services and Consultant’s other obligations under this Agreement. All
Services Consultant provides to Geron after the Effective Date will be deemed to be provided pursuant to this
Agreement.
c)Time and Place. Consultant will provide Services as needed upon reasonable request by Geron or its representatives. The Services may include consultations, upon reasonable notice, in meetings, by telephone,
e-mail, or letter, and whatever literature research, analysis, or computation Geron or its representatives may deem appropriate. Unless otherwise terminated as provided below or extended by mutual agreement in writing, the term of this Agreement shall commence on the Effective Date and expire one (1) year from the Effective Date (the
“Term”). The parties may extend the Term of this Agreement through a written amendment.
d)Independent Contractor. Consultant’s relationship with Geron will be that of an independent contractor, and nothing in this Agreement shall be construed to create a partnership, joint venture, or employer-
employee relationship. Consultant is not the agent or representative of Geron (except as specifically set forth in this
Agreement); is not authorized to make any representation, contract or commitment on behalf of Geron; will not be entitled to any of the benefits that Geron makes available to its employees, such as group insurance, profit-sharing or retirement benefits (and waives the right to receive any such benefits); and will be solely responsible for all tax returns and payments required to be filed with or made to any tax authority with respect to performance of Services and receipt of fees under this Agreement. Consultant agrees to accept exclusive liability for complying with all applicable state and federal laws, including without limitation laws governing self-employed individuals. Geron will not withhold or make payments for taxes, social security, unemployment insurance or disability insurance contributions, or obtain workers’ compensation insurance on Consultant’s behalf.
Inspection. Geron or Geron’s authorized representative and any governmental agency which regulates Geron may, at all reasonable times during the term of this Agreement and for three (3) years thereafter, upon reasonable notice, inspect and audit the books, records and data of Consultant relating to the Services for the purpose of evaluating
Consultant's compliance with this Agreement and any law, regulation or policy applicable to Geron. Consultant shall retain all applicable books, records, and data for three (3) years subsequent to the expiration or termination of this
Agreement or such longer period as required by applicable local or international regulatory requirements, except those documents or data returned to the Geron or Geron’s authorized representative at Geron’s request and for which the
Geron or Geron’s authorized representative will assume responsibility as stated above. If Consultant is notified of an inspection by a governmental agency, Consultant shall take all reasonable steps necessary to provide prompt notice of inspection to Geron and cure any deficiencies identified by said inspection at Consultant’s expense.
2. Compensation.
a)Fees. In consideration for the Services, Geron will pay Consultant a monthly retainer of $5,000.00
USD per month for up to twenty (20) hours of Services per month in each of the first three months of the Term and up to ten (10) hours of Services per month thereafter. The aggregate total of all fees for Services performed by
Consultant will not exceed $60,000.00 USD for the Term, without prior written approval from Geron.
b)Expenses. Geron will reimburse Consultant for out-of-pocket expenses incurred by Consultant in performing the Services, provided that such expenses are necessary for the performance of the Services hereunder, are reasonable (for example, not luxury or first class) and in accordance with policies provided by Geron and have been approved specifically in writing in advance by Geron up to a specific dollar amount. Invoices for expenses are required prior to reimbursement.
c)Equity. In connection with Consultant’s termination as an employee of Geron, Consultant agrees that all stock options granted to him during the period of his employment at Geron will stop vesting as of his last day of employment and that any unvested stock options and any unvested restricted share units will be cancelled as of that date; provided, however, that the stock option granted to Consultant on February 16, 2022, for 750,000 shares of common stock at an exercise price of $1.06 per share (the “2022 Option”) shall continue to vest during the Term of this Agreement, subject to and in accordance with the terms of the 2018 Equity Incentive Plan, as amended, and the option agreement underlying such 2022 Option. With respect to Consultant’s outstanding stock options that are vested as of his last day of employment and with respect to the 2022 Option, to the extent that additional shares become vested thereunder pursuant to the immediately preceding sentence, Consultant agrees that the period for which Consultant may exercise each such vested stock options shall either be (i) the period provided in the Separation Agreement and Release entered into by and between Consultant and the Company, dated on or about the date hereof, provided that such agreement is in effect; or (ii) the earlier of (x) the expiration date of the option, and (y) (aa) three months after Consultant’s last day as an employee of Geron with respect all vested options other than the 2022 Option, and (bb) three months after the termination of this Agreement with respect to the 2022 Option1.
d)Documentation. Consultant will submit to Geron invoices for Consultant’s fees and expenses in the form of Exhibit A within fifteen (15) days after the end of the month in which the invoiced expense is incurred. Geron issues purchase orders, accepts invoices and makes payments through Geron’s Coupa vendor portal. To facilitate the submission of invoices and receipt of payments, all vendors are encouraged to establish an account on Geron’s Coupa vendor portal. Once established as a vendor in Geron’s systems, a link will be sent via email to enable vendors to establish an account on Coupa’s vendor portal. Questions about access to Geron’s
Coupa vendor portal can be sent to CoupaHelp@geron.com. As an alternative to establishing an account on Geron’s
Coupa vendor portal, Consultant may submit invoices as an attachment to: invoices@geron.coupahost.com. The foregoing is a no-reply email address and purchase order information should not be included in the body of the email or through links. Payment-related questions may be sent to: accountspayable@geron.com. Consultant will also submit to Geron a completed IRS Form W-9, Request for Taxpayer Identification Number. Geron cannot make payment of consulting fees until it has received the completed W-9. Consultant will also submit any further documentation reasonably requested by Geron. Geron will pay the fees and expenses within thirty (30) days after receipt of the invoice and any such further documentation which may be requested by Geron.
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1 For the avoidance of doubt, so long as Consultant signs and does not revoke the Separation Agreement and Release, he will have the period set forth in Section 4.1(ii)(d) of his prior employment agreement to exercise all of his vested stock options.
e)Fair Market Value. Geron and Consultant acknowledge and agree that the compensation set forth herein fully complies with the provisions of 42 U.S.C. 1320a-7b (the “Anti-Kickback Statute”) and
represents the fair market value of the services provided to Geron by Consultant, negotiated in an arms-length transaction, and has not been determined in a manner that takes into account the volume or value of any referrals or business otherwise generated between Geron and Consultant. Nothing contained in this Agreement constitutes or shall be construed in any manner as an obligation or inducement for Consultant to recommend the prescribing, purchase, use, or preferential formulary status or dispensing of any of Geron’s products.
f)Transparency Disclosure. Consultant acknowledges that, under the provisions of Section
1128G of the Social Security Act, 42 U.S.C. 1320a-7h, as well as other applicable laws and regulations, Geron may be required to disclose certain payments and other transfers of value provided by Geron to health care professionals and institutions, including payments and reimbursements made or provided by or on behalf of Geron in connection with the Services. Consultant acknowledges that, notwithstanding any provision to the contrary in this Agreement, information about the payments and reimbursements provided hereunder may be disclosed without notice by Geron and may be made publicly available by the recipient federal or state agency, consistent with applicable law. Consultant will provide Geron or Geron’s designee with any information necessary for Geron to comply with the foregoing.
3. Developments Arising from Services.
a)“Developments” include, without limitation, ideas, concepts, discoveries, inventions, developments, know-how, patent rights, trade secrets, techniques, writings, data, and other rights (whether or not protectible under applicable patent, trademark, copyright, trade secret, or other intellectual property laws) that are conceived, developed, made, or reduced to practice by Consultant in the course of performing Services under this
Agreement.
b)Disclosure of Developments. Consultant will deliver all projects or tasks (“Deliverables”) and promptly and fully disclose all Developments, to Geron.
c)Background and Third-Party Technology. Inventions, know-how patent rights trade secrets and other intellectual property rights (collectively, “Intellectual Property”) developed, acquired, or otherwise obtained by Consultant prior to this Agreement (collectively, “Background Technology”) or licensed or obtained by Consultant from third parties (collectively, “Third-Party Technology”) may not be used by Consultant in the performance of Services unless (i) specifically identified by Consultant and approved in writing by Geron, or (ii)
Consultant has an unqualified right to use such Intellectual Property for the performance of Services.
4. Ownership and Assignment of Developments.
a)Generally. Consultant hereby acknowledges and agrees that Geron shall be the sole and exclusive owner of all Developments made in the course of performing Services. Consultant hereby irrevocably assigns to Geron all right, title, and interest worldwide in and to all Developments and all Intellectual Property
Rights related thereto. Consultant understands and agrees that Consultant has no right to use Developments except as necessary to perform the Services. Consultant hereby covenants that upon request of Geron, its successors, or its legal representatives, whether during or after the term of this Agreement, Consultant will sign and have delivered all documents needed to complete conveyance or protect Geron’s rights in Developments.
Assignment and Waiver of Other Rights. If any Intellectual Property Rights, including moral rights, in the
Developments cannot (as a matter of law) be assigned by Consultant to Geron as provided in Section 4(a), then: (i)
Consultant unconditionally and irrevocably waives the enforcement of such rights and all claims and causes of action of any kind against Geron with respect to such rights; and (ii) to the extent Consultant cannot (as a matter of law) make such waiver, Consultant unconditionally grants to Geron an exclusive, perpetual, irrevocable, worldwide, fully-
paid license, with the right to sublicense through multiple levels of sublicensees, under any and all such rights (a) to reproduce, create derivative works of, distribute, publicly perform, publicly display, digitally transmit, and otherwise use the Developments in any medium or format, whether now known or hereafter discovered, (b) to use, make, have made, sell, offer to sell, import, and otherwise exploit any product or service based on, embodying, incorporating, or derived from the Developments, and (c) to exercise any and all other present or future rights in the Developments.
b)Title to Developments. Consultant represents, warrants, and covenants that neither the
Developments nor any element thereof will be subject to any restriction, mortgage, lien, claim, pledge, security interest, or encumbrance when delivered by Consultant to Geron.
c)No Use of Third-Party Facilities or Resources. Consultant shall not make use of any facilities, funds, personnel, or other resources of any third party in the performance of Services hereunder.
d)Cooperation and Assistance. Consultant will, at Geron’s request: (i) cooperate with and assist
Geron, both during and after the term of this Agreement, in perfecting, maintaining, protecting, and enforcing
Geron’s rights in the Developments; and (ii) execute and deliver to Geron any documents deemed necessary or appropriate by Geron in its discretion to perfect, maintain, protect, or enforce Geron’s rights in the Developments or otherwise carry out the purpose of this Agreement. Geron will reimburse Consultant for any reasonable out-of-
pocket expenses actually incurred by Consultant in fulfilling Consultant’s obligations under this section.
5. Confidentiality.
a)Proprietary Information. Consultant will treat as confidential all non-public information disclosed to Consultant by Geron or its representatives or generated in the course of providing Services under this
Agreement (“Proprietary Information”).
b)Nondisclosure. Consultant will not use or disclose to any party other than Geron or its representatives any Proprietary Information without the prior written consent of Geron, except as may be necessary in the course of performing Services. However, Consultant will not have any obligation of confidence and non-use with respect to Proprietary Information which Consultant can document to have been:
(i)rightfully in the public domain as of the Effective Date or which comes into the public domain through no wrongful act or omission of Consultant; or
(ii)developed independently by Consultant without any use of any Proprietary Information or
Geron facilities, and without the participation of any Geron personnel; or
(iii)rightfully disclosed to Consultant without restriction by a third party under no obligation of confidentiality to Geron.
Legally Required Disclosure. Confidentiality obligations under this Agreement shall not apply to Proprietary
Information that is required by law to be disclosed; provided, however, that Consultant provides prompt written notice of such required disclosure to Geron, makes a reasonable effort to obtain a protective or other order maintaining the confidentiality of the Proprietary Information, and takes reasonable steps to enable Geron to seek a protective order or otherwise prevent disclosure of such information. Notwithstanding the confidentiality obligations set forth herein, pursuant to 18 USC Section 1833(b), Consultant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
c)Third-Party Information. Consultant understands that Geron has received and in the future will receive from third parties confidential or proprietary information (“Third-Party Information”) subject to a duty on Geron’s part to maintain the confidentiality of such information and to use it only for certain limited purposes.
In the case of any Third-Party Information, Consultant agrees to abide by any additional requirements as necessary for Geron to comply with such third-party agreement. During and after Consultant’s relationship with Geron,
Consultant will keep in confidence and trust all Third-Party Information; Consultant will not use Third-Party
Information, except as may be necessary and authorized in the course of performing Services; and Consultant will not disclose, lecture upon, or publish to any third party any Third-Party Information without the written consent of a duly authorized officer of Geron.
d)No Improper Use of Information of Prior Employers and Others. Consultant represents that
Consultant’s execution of this Agreement, engagement as a consultant by Geron, and performance of Consultant’s proposed tasks for Geron in the development of its business does not and will not breach any agreement with any former employer or other entity, including any noncompete agreement or any agreement to keep in confidence or refrain from using information acquired by Consultant prior to Consultant’s consulting relationship with Geron.
Consultant further represents that Consultant has not entered into, and will not enter into, any agreement which conflicts with or would, if performed by him, cause Consultant to breach this Agreement. During Consultant’s relationship with Geron, Consultant will not improperly make use of, or disclose, any information or trade secrets of any former employer or other third party, nor will Consultant bring onto the premises of Geron or use any unpublished documents or any property belonging to any former employer or other third party, in violation of any lawful agreements with that former employer or third party. Consultant will use in the performance of Consultant’s tasks only information that is generally known and used by persons with training and experience comparable to
Consultant’s own, is common knowledge in the industry or otherwise legally in the public domain or is otherwise provided or developed by Geron.
e)Ownership of Proprietary Information. All Proprietary Information shall be the sole property of Geron and its assigns, and Geron and its assigns shall be the sole owner of all trade secrets, patents, copyrights, and other rights in connection therewith. Consultant hereby assigns to Geron any rights Consultant may have or acquire in such Proprietary Information and recognizes that all Proprietary Information shall be the sole and exclusive property of Geron and its assigns.
f)Return of Geron Property. All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information furnished to Consultant by Geron or produced by
Consultant or others in connection with the Services shall be and remain the sole property of Geron (hereinafter,
“Company Property”). Consultant shall return to Geron all such materials and property, as and when requested by Geron. Even if Geron does not so request, upon termination of Consultant’s consulting relationship with Geron for any reason, Consultant shall return all such Company Property, together with all copies thereof, and any other material containing or disclosing any Developments, Third-Party Information or Proprietary Information and certify in writing that Consultant has fully complied with the foregoing obligation. Consultant agrees that Consultant will not copy, delete, or alter any information contained upon any Company Property before Consultant returns it to
Geron. In addition, if Consultant has used any personal computer, server, or e-mail system to receive, store, review, prepare or transmit any company information, including but not limited to, Proprietary Information, Consultant agrees to provide Geron with a computer-useable copy of all such Proprietary Information and then permanently delete and expunge such Proprietary Information from those systems; and Consultant agrees to provide Geron access to his system as reasonably requested to verify that the necessary copying and/or deletion is completed.
Consultant further agrees that any property situated on Geron’s premises and owned by Geron is subject to inspection by Geron’s personnel at any time with or without further notice. Consultant will not take with any such material or property or any reproduction thereof upon such termination.
Data Privacy and Security.
a)Personal Data. In connection with this Agreement, Consultant will be required to provide Geron with certain personal information, including but not limited to Consultant’s name, contact information, financial account information and professional qualifications (“Consultant Information”). Consultant agrees that Geron may collect, use and share Consultant Information for purposes of managing the relationship with Consultant;
managing Geron's business operations; complying with Geron policies and legal obligations; protecting Geron's rights and, in general, enabling the operations of Geron. Consultant understands and agrees that Consultant
Information may be Processed in countries where data protection rules may be different from those of the country where Consultant Information originates. Consultant Information will be kept for the period necessary to fulfill the above-listed purposes, unless a longer retention period is required or permitted by law. If, for the performance of Services under this Agreement, Consultant Processes the Personal Information (as defined below) of Geron's employees or of non-employees, Consultant agrees to hold all such Personal Information in confidence and not disclose it to any person or entity other than as contemplated by this Agreement or as required by law. Consultant agrees to promptly notify Geron at privacy@geron.com of any loss of, inadvertent disclosure of, unauthorized access to or acquisition of or misuse of such Personal Information or any media containing such Personal
Information. For purposes of this Agreement: (i) “Personal Information” means any information that alone or in combination with other information, can be used to identify, describe, locate or contact an individual, and (ii)
“Process” means any access, receipt, viewing, use, transfer, retrieval, transaction with, analysis of or other handling of Personal Information by any means, or the ability to do any of the foregoing.
b)Security Measures. To protect the confidentiality and security of Geron Proprietary Information provided to Consultant under this Agreement, Consultant agrees to:
i.Access, store and process Geron Proprietary Information on a device that is private to Consultant
(i.e., not a shared or public device);
ii.Follow strong password protection practices and do not share passwords that would enable a user to access Geron Proprietary Information or Geron-related email;
iii.Employ an industry-standard firewall and antivirus software;
iv.Do not store Geron Proprietary Information on filesharing platforms, such Box, Dropbox, Google
Docs, etc., unless specifically authorized by Geron;
v.Notify Geron immediately if a device (e.g., computer, USB drive or phone) or application system
(e.g., email) storing Geron Proprietary Information is suspected to be lost, hacked, or compromised.
6. Consultant’s Other Activities and Obligations.
a)No Conflicts. Consultant represents and warrants that:
(i)Consultant’s rendering of Services and performance of this Agreement does not conflict with and will not violate any obligations Consultant has to any other person or entity; and
(ii)If Consultant is employed by any third party, Consultant has disclosed the nature and existence of this Agreement to Consultant’s employer to the fullest extent required by employer’s policies and is in compliance with such policies as they affect this Agreement.
b)Competitive Activities. During the Term of this Agreement and for one (1) year thereafter,
Consultant will not, without Geron’s prior written consent solicit or hire any employees of Geron to work for an employer that competes with Geron.
7. Legal Compliance.
Debarment and Exclusion. Consultant represents and warrants that Consultant has not been debarred under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. 335a) or excluded from any government health care or procurement program including, but not limited to, Medicare or Medicaid, and is not, to the best of Consultant’s knowledge, the subject of any pending proceeding that may result in Consultant’s debarment or exclusion. Should
Consultant be notified of any such proceeding, Consultant will notify Geron immediately.
a)OFAC Compliance. Consultant represents and warrants that (a) Consultant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign
Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b)
none of the funds or other assets of Consultant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Consultant (whether directly or indirectly), (d) none of the funds of Consultant have been derived from any unlawful activity with the result that the investment in Consultant is prohibited by law, and (e)
Consultant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. “Embargoed Person” means any person, entity, or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency
Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.
b)Anti-Bribery. Consultant shall comply all applicable anti-bribery laws, including but not limited to U.S. Foreign Corrupt Practices Act. Consultant further warrants that it shall not make any payment, either directly or indirectly, of any money or other consideration (a “Payment”), to government or political party officials, officials of international organizations, candidates for public office, or representatives of other businesses or persons acting on behalf of any of the foregoing (hereinafter collectively referred as “Officials”)
where such Payment would constitute violation of any law, including without limitation the U.S. Foreign Corrupt
Practices Act. In no event shall Consultant make any Payment either directly or indirectly to Officials if such
Payment is for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement or any other aspect of Geron’s business. Consultant shall report any violation of this warranty promptly to Geron and agrees to respond to any inquiries about any potential violations and make appropriate records available to
Geron. At any time upon the request of Geron, Consultant agrees to promptly certify in writing its ongoing compliance with the warranties contained in this clause.
8. Miscellaneous.
a)Termination. Either Geron or Consultant may terminate this Agreement at any time, with or without cause, upon thirty (30) days prior written notice. In the event of termination Consultant will be compensated for Services actually rendered but not yet paid for by Geron, upon submission and approval of an invoice. Sections 3, 4, 5, 6(a), 7, 8 and 9(a), 9(c) and 9(d) of this Agreement will survive any termination of the
Agreement.
b)Injunctive Relief. Consultant agrees and acknowledges that a breach of any of the covenants contained herein will result in irreparable and continuing damage to Geron for which there will be no adequate remedy at law and that, in the event of such breach, Geron, in addition to any other remedies it may have, will be entitled to a restraining order, injunction, or other similar remedy in order to specifically enforce the provisions of this Agreement.
No Assignment; Governing Law; Binding Effect; Amendments. Consultant will not assign Consultant’s rights or delegate Consultant’s responsibilities under this Agreement without the prior written consent of Geron. This
Agreement will be governed by California law. This Agreement may be amended only in writing by the parties hereto.
c)Insider Trading Compliance. Federal law prohibits you from trading Geron’s stock if you have material nonpublic information about Geron. Geron’s current Insider Trading Policy can be found on the Corporate
Governance page of Geron’s website (www.geron.com). You agree to comply with Geron’s Insider Trading Policy during the term of this Agreement.
d)Whistleblower Policy. Geron treats complaints about accounting, internal accounting controls, auditing matters, questionable financial practices, or violations of the Code of Conduct seriously. Geron’s
Whistleblower Policy is available upon request. Anonymous complaints to an independent third-party (NASDAQ
OMX) can be submitted by e-mail at Geron@openboard.info or by telephone at (855) 662-0145. Further information can be found at http://www.openboard.info/GERN/.
e)Electronic Signature. The parties agree that execution of this Agreement by industry standard electronic signature software and /or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Agreement, each party hereby waives any right to raise any defense or waiver based upon execution of this Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.
AGREED AND ACCEPTED:
Geron Corporation

/s/ HAROUT SEMERJIAN	/s/ ANDREW J. GRETHLEIN
HAROUT SEMERJIAN	ANDREW J. GRETHLEIN
President and Chief Executive Officer

Date: 13-Oct-2025	Date: 13-Oct-2025